UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 10, 2002

                             CONCENTRAX, INC., INC.
                             ----------------------

             (Exact name of registrant as specified in its charter)


           Nevada                  0 32459              65-0887846
----------------------------      -----------      -------------------
(State or other jurisdiction      Commission          (IRS Employer
      of Incorporation)           File Number      Identification No.)


        817 Oak Glen   Houston, Texas                    77076
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)





       Registrant's Telephone Number, including area code: (888) 481-2207

         (Former name or former address, if changed since last report.)

                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

SEE ITEM 5.

ITEM 5. OTHER EVENTS.

A.  Pangea Design, Inc. ("Pangea")
-----------------------

Concentrax, Inc. ("the Registrant") and Pangea effectuated a Plan and Agreement of Reorganization in accordance with 368(A)1(B) of the Internal Revenue Act on September 10, 2002 (made effective as of August 30, 2002) , wherein all of the 100,000 issued and outstanding Common Stock shares of Pangea Design, Inc. were exchanged for 800,000 shares of the Registrant's Common Stock. The exchange ratio, therefore, was eight (8) shares of Concentrax, Inc. Common Stock for each single (1) share of Pangea Design, Inc. (8:1).

Contemporaneously with the closing of the Reorganization, the president of Pangea Design, Inc., Jeremy Wessels, became vice president, Chief Technical Officer of the Registrant and was appointed as a Director of the Registrant. Upon the effectuation of the Reorganization, the constituent companies drafted Articles of Merger which will be filed with the states of Nevada and Texas.

Pangea Design, Inc
-------------------

Pursuant to the Plan and Agreement of Reorganization for the acquisition of Pangea Design, Inc. the transaction was deemed effective at as of 5:00 p.m. on August 30, 2002. To effectuate the acquisition, the all three of the shareholders of Pangea (being Jeremy Wessels, Edward Wadsworth and Josh Choi) and the Registrant entered into a Plan and Agreement of Reorganization pursuant to section 368(A)1(B) of the Internal Revenue Code. The Registrant intends to immediately merge its new wholly owned subsidiary with and into the parent
corporation, Concentrax, Inc.   In the stock-for-stock exchange, the Registrant
acquired all of the issued and outstanding capital stock of Pangea Design, Inc. for a total of 800,000 shares of Concentrax, Inc.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Concentrax, Inc. will be filing the financial statements by amendment within 60 days, as permitted by the instructions of this form 8-K, Item 7.(a)(4).


  Exhibit Index

  10.17 Plan and Agreement of Reorganization with the Shareholders of Pangea Design, Inc.
  10.18    Employment Agreement with Jeremy Wessels
  10.19    Employment Agreement with Edward Wadsworth
  10.20    Employment Agreement with Josh Choi




                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONCENTRAX, INC.